UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 17, 2012

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 Kemet Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

(864) 963-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2012, KEMET Corporation (the “Company”), the subsidiaries of the Company party to the Indenture (as defined below) (collectively, the “Existing Guarantors”), KEMET Blue Powder Corporation (the “Guaranteeing Subsidiary”) and Wilmington Trust Company, as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”), supplementing the Indenture, dated May 5, 2010 (as supplemented, the “Indenture”), among the Company, the Existing Guarantors and the Trustee, pursuant to which the Company has issued from time to time its 10½% Senior Notes due 2018 (collectively, the “Notes”). Pursuant to the Supplemental Indenture, the Guaranteeing Subsidiary became a guarantor of the Company’s obligations under the Notes.

A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

4.1	Supplemental Indenture, dated April 17, 2012, among KEMET Corporation, the guarantors named therein and Wilmington Trust Company, as trustee.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2012	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Supplemental Indenture, dated April 17, 2012, among KEMET Corporation, the guarantors named therein and Wilmington Trust Company, as trustee.